UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 7, 2015

Cinemark Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33401	20-5490327
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 Dallas Parkway, Suite 500, Plano, Texas 75093

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 972.665.1000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	On July 7, 2015, the board of directors (the “Board”) of Cinemark Holdings, Inc. (the “Company”, “we” or “our”) elected Ms. Darcy Antonellis to the Board.

Ms. Antonellis was elected to be a Class II director to fill the vacancy created by the departure of Mr. Vahe A. Dombalagian and shall serve the remainder of Mr. Dombalagian’s term as a member of the Class II directors.

The Board has also named Ms. Antonellis to serve on the Audit Committee.

As a non-employee director, Ms. Antonellis shall be compensated according to our compensation policy for non-employee directors. Pursuant to that policy she will receive a base retainer fee of $60,000, an additional retainer of $10,000 for serving as a member of the Audit Committee, and an annual grant of restricted shares of the Company’s common stock valued at $110,000. The number of restricted shares to be issued is determined by dividing $110,000 by the fair market value of a share of common stock on the grant date, rounded down to the nearest whole share. The initial award and each annual award generally vest on the first anniversary of the date of the grant, subject to her continued service to the Company through the vesting dates.

We issued a press release dated July 7, 2015, announcing the election of Ms. Antonellis to the Board. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release dated July 7, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINEMARK HOLDINGS, INC.

By:	/s/ Michael D. Cavalier
	Name:	Michael D. Cavalier
	Title:	Executive Vice President - General Counsel

Date: July 8, 2015

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